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                                                                   EXHIBIT 23.10

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our Report of Independent Public Accountants dated January 21, 1998 on the financial statements of Santa Monica Bank (the Bank) as of and for the years ended December 31, 1997 and 1996, included in the Form 8K/A of Western Bancorp dated April 9, 1998, and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

June 23, 1998
Los Angeles, California